Exhibit 10.8

EXPENSE ADVANCEMENT AGREEMENT

THIS EXPENSE ADVANCEMENT AGREEMENT (this “Agreement”), dated as of ________, 2018, is made and entered into by and between Boxwood Merger Corp., a Delaware corporation (the “Corporation”) and Boxwood Sponsor, LLC (the “Sponsor”).

RECITALS

WHEREAS, the Corporation is pursuing an initial public offering (the “Offering”) pursuant to which the Corporation will issue and sell up to 28,750,000 units (the “Units”) (including up to 3,750,000 Units subject to an over-allotment option granted to the underwriters of the Offering), with each Unit comprised of one share of Class A common stock, par value $0.01 per share (the “Common Stock”), of the Corporation and one-half of one warrant, each whole warrant exercisable to purchase one share of Common Stock (only whole warrants are exercisable) at $11.50 per share, subject to certain adjustments (each, a “Warrant,” and collectively, the “Warrants”);

WHEREAS, the Corporation has filed with the Securities and Exchange Commission a registration statement on Form S-1, File No. 333-_____ (the “Registration Statement”) for the registration, under the Securities Act of 1933, (the “Securities Act”), of the Units, and the Warrants and Common Stock comprising the Units, including a related prospectus (the “Prospectus”);

WHEREAS, the gross proceeds of the Offering will be deposited in a trust account (the “Trust Account”) at _________ and managed by Continental Stock Transfer & Trust Company, as trustee, as described in the Registration Statement and the Prospectus; and

WHEREAS, the Sponsor desires to enter into this Agreement in order to facilitate the Offering and the other transactions contemplated in the Registration Statement and the Prospectus, including any merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination by the Corporation with one or more businesses as described in the Registration Statement and the Prospectus (a “Business Combination”).

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           (a)            From time to time, as may be requested by the Corporation, the Sponsor agrees to advance to the Corporation up to $1,000,000 in the aggregate, in each instance pursuant to the terms of a promissory note, substantially in the form attached as Exhibit A hereto (the “Note”), as may be necessary to fund the Corporation’s expenses relating to investigating and selecting a target business and for other working capital requirements following the Offering and prior to any potential Business Combination.

(b)          The Sponsor represents to the Corporation that it is capable of making such advances to satisfy its obligations under clause (a) of this Section 1.

(c)          Notwithstanding anything to the contrary herein or in the Note, the Sponsor hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution from the Trust Account in which the proceeds of the Offering, as described in greater detail in the Registration Statement and the Prospectus, will be deposited, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that if the Corporation completes its Business Combination, the Corporation shall repay such loaned amounts out of the proceeds released to the Corporation from the Trust Account.

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2.           This Agreement, together with the Note, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

3.           No party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and each of his or its heirs, personal representatives, successors and assigns.

4.           Any notice, statement or demand authorized by this Agreement shall be sufficiently given (i) when so delivered if by hand or overnight delivery, (ii) the date and time shown on an electronic or telefacsimile transmission confirmation, or (iii) if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid. Such notice, statement or demand shall be addressed as follows:

If to the Corporation:

Boxwood Merger Corp.
1112 Montana Avenue, Suite 901
Santa Monica, CA 90403
Attn: Stephen M. Kadenacy
Facsimile:
Email:

with a copy in each case (which shall not constitute notice) to:

Greenberg Traurig, LLP
MetLife Building

200 Park Avenue
New York, NY 10166
Attn: Alan Annex, Esq.
Facsimile: (202) 801-9201
Email: annexa@gtlaw.com

If to the Sponsor:

Boxwood Sponsor, LLC
1112 Montana Avenue, Suite 901
Santa Monica, CA 90403
Attn: Stephen M. Kadenacy
Facsimile:
Email:

with a copy in each case (which shall not constitute notice) to:

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5.           This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.           This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7.           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

BOXWOOD MERGER CORP., a Delaware corporation

By:
Name: Stephen M. Kadenacy
Title: Chief Executive Officer

BOXWOOD SPONSOR, LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Expense Advancement Agreement]

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EXHIBIT A

FORM OF PROMISSORY NOTE

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $1,000,000	Dated as of , 20__ Santa Monica, California

Pursuant to that certain Expense Advancement Agreement (the “Agreement”) dated as of                , 2018, by and between Boxwood Merger Corp., a Delaware corporation (the “Maker”) and Boxwood Sponsor, LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), the Maker hereby promises to pay to the order of the Payee the principal sum of One Million Dollars ($1,000,000) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid (or not otherwise converted as provided for in Section 15) under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below.  All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. Certain terms used herein but not defined herein shall have the meaning given to such terms in the Agreement.

1.           Principal. The entire unpaid principal balance of the Note (less any amounts converted as provided for in Section 15 hereof) shall be payable on the date on which Maker consummates its Business Combination (the “Maturity Date”).  All or any portion of the principal balance may be prepaid without penalty at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.           Drawdown Requests. Maker and Payee agree that Maker may request, from time to time, up to One Million Dollars ($1,000,000) in aggregate draw downs under this Note to be used for working capital, or costs and expenses related to the Offering and the pursuit of a Business Combination. The principal amount of this Note may be drawn down from time to time prior to the Maturity Date upon written request from Maker to Payee (each, a “Drawdown Request”) and set forth on the Drawdown Request Schedule included as Annex A hereto. Each Drawdown Request must state the amount to be drawn down, and must not be in an amount less than Ten Thousand Dollars ($10,000). Payee shall fund each Drawdown Request no later than three (3) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns to be made under this Note may not exceed One Million Dollars ($1,000,000). No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

3.           Interest. No interest shall accrue on the unpaid principal balance of this Note.

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4.           Application of Payments.  All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.           Events of Default.  The following shall constitute an event of default (“Event of Default”) under this Note:

(a)          Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b)          Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)          Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6.           Remedies.

(a)          Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)          Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7.           Waivers.  Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

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8.           Unconditional Liability.  Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.           Notices.  All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.         Construction.  THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11.         Severability.  Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.         Trust Waiver.  Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to any distribution of or from the Trust Account to be established in which the proceeds of the Offering conducted by Maker (including the deferred underwriters discounts and commissions) and the proceeds from the sale of certain warrants to be issued and sold by the Maker in a private placement to close simultaneously with the closing of the Offering are to be deposited, to be described in greater detail in the registration statement and prospectus to be filed with the Securities and Exchange Commission in connection with the Offering, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that if the Maker completes its Business Combination, the Maker shall repay the entire unpaid principal balance of the Note.

13.         Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14.         Assignment.  No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of the Payee who agrees to be bound by the terms of this Note.

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15.         Conversion.

(a)          At the Payee’s option upon notice to the Maker, at any time prior to payment in full of the principal balance of this Note, the Payee may elect to convert up to Two Hundred Fifty Thousand ($250,000) of the principal balance of this Note into a number of warrants (the “Warrants”) to purchase shares of the Maker’s Class A common stock, par value $0.01 per share (“Common Stock”). Each $1.00 of such principal balance shall be converted into one (1) Warrant. Each Warrant shall have the same terms and conditions as the warrants issued by the Maker pursuant to the private placement, as described in Maker’s Registration Statement on Form S-1 (333-_____). The Warrants, the shares of the Common Stock of Maker underlying the Warrants and any other equity security of Maker issued or issuable with respect to the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization (the “Warrant Shares”), shall be entitled to the registration rights set forth in Section 16 hereof.

(b)          Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) the Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Warrants, (iii) Maker shall promptly deliver a new duly executed Note to the Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, Maker shall deliver to Payee the Warrants, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and the Payee and applicable state and federal securities laws.

(c)          The Payee shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Warrants upon conversion of this Note pursuant hereto; provided, however, that the Payee shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Payee in connection with any such conversion.

(d)          The Warrants shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law.

16.         Registration Rights.

(a)          Reference is made to that certain Registration Rights Agreement between the Maker and the parties thereto, dated as of the date hereof (the “Registration Rights Agreement”).

(b)          The holders (“Holders”) of the Warrants (or the Warrant Shares) and the Maker, as applicable, shall have all of the same rights, duties and obligations set forth in the Registration Rights Agreement with respect to a Registrable Security (as defined in the Registration Rights Agreement).

[Signature page follows]

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

BOXWOOD MERGER CORP.

By:
Name:
Title:

Annex A

Drawdown Request Schedule

Date of Drawdown	Amount of Drawdown	Aggregate Drawdown